UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 7, 2022

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way
Salt Lake City, Utah 84108
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2022, Myriad Genetics, Inc. (the “Company”) entered into a Separation and Consulting Agreement (the “Separation Agreement”) with Jerry Lanchbury, Ph.D., the Company’s former Chief Scientific Officer. As previously disclosed, Dr. Lanchbury announced his retirement as Chief Scientific Officer of the Company, effective January 14, 2022. Effective as of the same date (the “Transition Date”), Dr. Lanchbury transitioned to providing consulting and advisory services to the Company until March 31, 2022 (the “Consulting Period”). Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with certain restrictive covenants, including customary non-compete and non-solicitation covenants, and a typical release of claims, Dr. Lanchbury will receive a lump sum severance payment of $782,276.93, a weekly consulting fee of $500.00, and an additional payment of $45,401.67 at the end of the Consulting Period if he re-executes the Separation Agreement and does not revoke his acceptance. In addition, the vesting of all outstanding performance and time-based restricted stock units previously granted to Dr. Lanchbury that were scheduled to vest on or before the date two years following the Transition Date will be accelerated, provided that (i) any annual vesting installments shall be deemed to vest in monthly installments over the applicable two year period and (ii) any performance-based restricted stock units (“PSUs”) with an unsatisfied performance condition will remain outstanding and, if the applicable performance condition is satisfied during such two year period, then, to the extent so earned, such PSUs will vest to the extent scheduled to vest within such two year period. Dr. Lanchbury will also be eligible to receive an annual bonus for fiscal year 2021, as determined by the Compensation and Human Capital Committee of the Board of Directors of the Company.

The foregoing description of the material terms of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Separation and Consulting Agreement, dated February 7, 2022, by and between Myriad Genetics, Inc. and Jerry Lanchbury+

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(+) Management contract or compensatory plan arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: February 9, 2022	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Chief Financial Officer